Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of County Bancorp, Inc. of our report dated March 13, 2020 relating to the consolidated financial statements which appear in County Bancorp Inc.’s Annual Report on Form 10-K as of and for the years ended December 31, 2019 and 2018. We also consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ PLANTE & MORAN, PLLC

Chicago, Illinois

May 8, 2020